Exhibit 3.1.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              KIRLIN HOLDING CORP.

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                         Pursuant to Section 242 of the
                      General Corporation Law of Delaware
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      The undersigned Chairman of Kirlin Holding Corp. ("Corporation") DOES
HEREBY CERTIFY:

            FIRST: The name of the Corporation is Kirlin Holding Corp.

            SECOND: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph under paragraph 4 in its entirety and by substituting the following new first paragraph in lieu thereof:

                  "The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is sixteen million (16,000,000) shares, of which fifteen million (15,000,000) shares shall be designated as the common stock, par value $.01 per share, and one million (1,000,000) shares of which shall be designated as the preferred stock, par value $.01 per share, of the Corporation."

            THIRD: The foregoing Amendment to the Certificate of Incorporation was duly approved by the Corporation's Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and thereafter was duly adopted by the affirmative vote of the holders of a majority of the outstanding stock entitled to vote thereon at a meeting of stockholders.

            IN WITNESS WHEREOF, I have executed this Certificate of Amendment this 24th day of June, 2004




                                      /s/ David O. Lindner
                                      ------------------------------------------
                                      David O. Lindner
                                      Chairman and Chief Executive Officer